Exhibit 21.01

CALIFORNIA COASTAL COMMUNITIES, INC.

WORLDWIDE SUBSIDIARY LIST

	Percentage	State/Country of
	Ownership	Incorporation

Henley Facilities, Inc.	100	Delaware
New Henley Holdings Inc.	100	Delaware
Air Correction International, Inc.	100	Delaware
Henley Investments, Inc. Two	100	Delaware
Procon International Inc.	100	Delaware
Pullman Passenger Car Company Inc.	100	Delaware
Trailmobile International Ltd.	100	Delaware
Trailmobile Leasing Corp.	100	Delaware

W.O.L. Corporation

100

Delaware

Signal Landmark Holdings Inc.

100

Delaware

Signal Landmark	100	California

Calumet Real Estate Inc.

100

Delaware

Hearthside Residential Corp.	100	Delaware
Henley/KNO Holding Inc.	100	Delaware
Hearthside Holdings, Inc.	100	Delaware

Hearthside Homes, Inc.

100

California

Hearthside Homes Oxnard, L.L.C.	50	Delaware

HHI Chandler, L.L.C.

100

California

HHI Chino Reserve, L.L.C.

50

California

HHI Chino II, L.L.C.	100	California
HHI Crosby, L.L.C.	100	California
HHI Hellman, L.L.C.	100	California
HHI Jasper, L.L.C.	100	California
HHI Lancaster I, L.L.C.	100	California
HHI Seneca, L.L.C.	100	California

KREG Holdings Inc.

100

Delaware

WT/HRC Corporation	100	Illinois